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                                                                     EXHIBIT 8.1


                    [FULBRIGHT & JAWORSKI L.L.P. LETTERHEAD]


May 16, 2001

Lakehead Pipe Line Partners, L.P.
Lake Superior Place
21 West Superior Street
Duluth, Minnesota 55802

Gentlemen:

         We have acted as special tax counsel to Lakehead Pipe Line Partners, L.P., a Delaware limited partnership (the "Partnership"), and Lakehead Pipe Line Company, Inc., a Delaware corporation and the general partner of the Partnership in connection with the offering and sale (the "Offering") of the remaining $75,800,000 of Class A Common Units representing Class A limited partner interests in the Partnership (the "Class A Common Units") originally registered under the Securities Act of 1933 (the "Act") on registration statement number 333-67005, as amended (the "Original Registration Statement"), and the related registration under the Act of an additional $14,699,997 of Class A Common Units pursuant to Rule 462(b) of the General Rules and Regulations under the Act (the "462(b) Registration Statement" and together with the Original Registration Statement, the "Registration Statements"). In connection therewith, we have participated in the preparation of the discussion under the caption "Tax Considerations" set forth in the Prospectus Supplement dated May 16, 2001 relating to the Registration Statements (the "Discussion"). The legal conclusions set forth in the Discussion, subject to the qualifications stated therein, constitutes our opinion as to the material United States federal income tax consequences for purchasers of Class A Common Units pursuant to the Offering.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statements and to the use of our name in the Discussion. The issuance of such consent does not concede that we are an "expert" for the purposes of the Securities Act of 1933.


                                     Very truly yours,


                                     /s/ FULBRIGHT & JAWORSKI L.L.P.

                                     Fulbright & Jaworski L.L.P.